Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Smart Move, Inc.
Denver, Colorado
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2008, relating to the financial statements, of Smart Move, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Anton Collins Mitchell LLP

Denver, Colorado
March 28, 2008